Exhibit 10.3

FEE CONVERSION AGREEMENT

WHEREAS, from on or about February 1, 2012 through July 31, 2012, LiveCall Investor Relations, a Nevada corporation, (“LiveCall”) has been providing investor relations services to Discovery Gold Corporation, a Nevada corporation (the “Company”);

WHEREAS, as of September 30, 2012, the Company has owed LiveCall its service fees of an aggregate of $15,000 (the “Outstanding Fees”);

WHEREAS, the Company wish to pay the Outstanding Fees due to LiveCall through the issuance of restricted shares of common stock of the Company;

NOW, THEREFORE, in consideration of the foregoing promises, the Company and LiveCall hereby agree as follows:

1.           Effective as of October 3, 2012, the Outstanding Fees shall be paid in its entirety to LiveCall, or its designee, through conversion into an aggregate of 115,733 shares of the Company’s common stock (the “Shares”) at the conversion prices as set forth in Schedule A attached hereto. The parties understand that the conversion of the Outstanding Fees and the issuance of the Shares are subject to the approval of Board of Directors. LiveCall understands that the certificates or other instruments representing the Shares, until such time as the resale of the have been registered under the Securities Act of 1933 Act or such legend is not otherwise required pursuant to applicable law, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

2.           The parties agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

3.           The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

4.           This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

5.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.           If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

7.           This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Fee Conversion Agreement as of October 3, 2012.

DISCOVERY GOLD CORPORATION By: /s/ David Cutler David Cutler Chief Financial Officer LIVECALL INVESTOR RELATIONS By: /s/ Gerry Belanger Gerry Belanger President

Schedule A

		Closing	35%	Conversion	Stock
Date	Amount	Share Price	Discount	Price	To Be Issued

02/01/2012	2,500.00	$0.10	($0.04)	$0.07	19,231
03/01/2012	2,500.00	$0.27	($0.09)	$0.18	14,245
04/01/2012	2,500.00	$0.29	($0.10)	$0.19	13,263
05/01/2012	2,500.00	$0.22	($0.08)	$0.14	17,483
06/01/2012	2,500.00	$0.16	($0.06)	$0.10	24,038
07/01/2012	2,500.00	$0.14	($0.05)	$0.09	27,473
	15,000.00				115,733
Total	15,000.00				115,733